Exhibit 10.2

REF: F:/Sadot/Pimi Marion/ContractEmployment_Addendum/BSR/28.10.08
[TRANSLATED FROM THE HEBREW]

Addendum To Personal Contract Of Employment
 Of 27th November 2006

Made this _____ day of October _____________ 2008

BETWEEN:	Pimi Marion Holdings Ltd

private company no. 513497123
of PO Box 117, Hozot Alonim 30049
	(hereinafter referred to as “the Company”)	of the one part
AND:	Yuval Sili, ID no. 54960158
of 2A Hashomarim, Kiryat Tivon 36034
(hereinafter referred to as “the Employee”)
of the other part

WHEREAS   on 27th November 2006 a personal contract of employment (hereinafter referred to as “the contract of employment”) was made between the parties, the Employee being employed as the Company’s general manager;

AND WHEREAS                                                      the parties wish to modify and augment the contract of employment as set out in this addendum (hereinafter referred to as “the addendum”);

AND WHEREAS                                                      since August 2008 the Company has been paying the Employee remuneration of NIS 30,000 per month, plus VAT;

AND WHEREAS                                                      the Employee is employed by the Company and also in two other workplaces;

AND WHEREAS                                                      the parties wish to set out in writing what is agreed between them.

NOW THEREFORE IT IS WARRANTED, PROVIDED AND AGREED BETWEEN THE PARTIES AS FOLLOWS:

1.	Recitals

1.l           The recitals hereto constitute an integral part hereof.

1.2           The provisions hereof constitute an integral part of the contract of employment. It is hereby expressed that in the event of any discrepancy or ambiguity between the provisions hereof and those of the contract of employment, the provisions hereof shall apply.

1.3           The Employee acknowledges that a condition precedent to the Company’s agreeing to modify the provisions of the contract of employment is the Employee’s undertaking to comply in full with all the conditions hereof and with all the conditions of the contract of employment.

2.	Remuneration and Other Payments

2.1           The following sub-clauses shall be added at the end of clause 3.1 of the contract of employment:

“3.1.1
Should the Employee give written notice to the Company that he has stopped working in one workplace, namely will be employed by the Company and in only one other workplace, the consideration to be remitted to the Employee shall be NIS 40,000 per month, plus VAT, payable on and against a tax invoice to be issued by the Employee.

3.1.2
Should the Employee give written notice to the Company that he has stopped working in both workplaces, namely that he will be employed solely by the Company, the consideration to be remitted to the Employee will be in the sum of NIS 50,000 per month, plus VAT, payable on and against a tax invoice to be issued by the Employee in the following way: the sum of NIS 45,000 payable directly to the Employee and the sum of NIS 5,000 accruing in his favour and payable to him after capital of $ 100,000 has been raised for the Company from an outside investor.

3.1.3
Notwithstanding as provided in clause 3.1.1, if as a result of capital being raised by February 2009 it will be possible, on the basis of the Company’s cash flow, to pay the Employee the whole amount specified in clause 3.1.2 in cash, the whole of such consideration as aforesaid shall be paid in cash by February 2009.

3.1.4
If in February 2009 options for the Company’s shares are exercised in a sum of at least $ 230,000 the Employee will be entitled to receive in cash the amount mentioned in clause 3.1.1 or 3.1.2, as the case may be. Should capital not be raised as aforesaid, the parties shall together discuss the amount of the monthly payment in cash, having regard to the Company’s anticipated cash flow.”

3.	Options

3.1           Clause 4.1 of the contract of employment shall be amended so that the figure “1%” shall be replaced by the figure “1.25%.

3.2           The terms and conditions of the option warrants shall be as provided in the Company’s option plan and the option warrant grant agreement, and the exercise price per ordinary share shall in any event be NIS 0.01 (the nominal value).

4.	Miscellaneous

4.1           It is hereby expressed that the other provisions of the contract of employment shall remain unchanged.

4.2           The parties agree that all the other provisions of the contract of employment, insofar as not expressly modified herein, shall apply to the provisions of the addendum.

AS WITNESS THE HANDS OF THE PARTIES

The Company	The Employee